UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 12, 2008

Date of Report (date of earliest event reported)

THERMAGE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33123	68-0373593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

25881 Industrial Boulevard, Hayward, California 94545

(Address of principal executive offices)

(510) 782-2286

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On February 12, 2008, upon the recommendation of the compensation committee, our Board of Directors approved base salaries for fiscal year 2008 and cash bonuses to our executive officers for their performance for the fiscal year ended December 31, 2007. The base salaries and amount of the cash awards for Named Executive Officers are as follows:

	Base Salary	Cash Bonus Payout
Stephen J. Fanning President and Chief Executive Officer	$450,000	$271,001
Laureen DeBuono Chief Financial Officer	—	$86,880
Clint Carnell Chief Operating Officer	$300,000	$89,956
Bader Bellahsene Vice President, Research and Development	$230,000	$74,800
Sherree L. Lucas Vice President, Marketing	$212,000	$69,284

The officers shown above include individuals serving as principal executive and financial officers as well as individuals who were listed as Named Executive Officers in our proxy statement filed with the SEC on May 15, 2007. Laureen DeBuono resigned as Chief Financial Officer and John F. Glenn was appointed Chief Financial Officer effective as of January 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMAGE, INC.

Date: February 19, 2008	By:	/s/ John F. Glenn
John F. Glenn Chief Financial Officer